Exhibit 10.1

AMENDMENT
TO THE
INVESTMENT MANAGEMENT TRUST AGREEMENT

This Amendment No. 2 (this “Amendment”), dated as of August 12, 2026, to the Existing Trust Agreement (as defined below) is made by and between RF Acquisition Corp II (the “Company”) and Continental Stock Transfer & Trust Company, as trustee (“Trustee”). All terms used but not defined herein shall have the meanings assigned to them in the Existing Trust Agreement.

WHEREAS, the Company and the Trustee entered into an Investment Management Trust Agreement dated as of May 16, 2024, which was amended on November 10, 2025 (as amended, the “Existing Trust Agreement”);

WHEREAS, Section 1(i) of the Trust Agreement sets forth the terms that govern the liquidation of the Company’s trust account (the “Trust Account”) under the circumstances described therein;

WHEREAS, at an extraordinary general meeting of the Company held on August 12, 2026 (the “Special Meeting”), the Company’s shareholders approved (i) a proposal to amend the Company’s Amended and Restated Memorandum and Articles of Association, dated as of April 15, 2024, as amended on November 10, 2025, to extend the date by which the Company must consummate a business combination up to six (6) times from August 15, 2026 to February 15, 2027 (the “Termination Date”), with each extension comprised of one (1) month; and (ii) a proposal to amend the Trust Agreement, to permit the Company to extend the Termination Date up to six (6) times for an additional one (1) month each time from the Termination Date to February 15, 2027 by providing five days’ advance notice (or two days’ advance notice for the first extension) to the Trustee prior to the applicable Termination Date and depositing into the Trust Account $75,000 per one-month extension two (2) days prior to such Extension.

NOW THEREFORE, IT IS AGREED:

1.	Section 1(i) of the Trust Agreement is hereby amended and restated in its entirety as follows:

“(i) Commence liquidation of the Trust Account promptly after (x) receipt of, and only in accordance with the terms of, a letter from the Company (“Termination Letter”) in a form substantially similar to that attached hereto as either Exhibit A or Exhibit B, as applicable, signed on behalf of the Company by its Chief Executive Officer, Chief Financial Officer, President, Executive Vice President, Vice President, Secretary or Chairwoman of the board of directors of the Company (the “Board”) or other authorized officer of the Company, and, in the case of Exhibit A, acknowledged and agreed to by the Representative, and complete the liquidation of the Trust Account and distribute the Property in the Trust Account, including interest earned on the funds held in the Trust Account (which interest shall be net of taxes paid or payable, the Company having forfeited its right to withdraw up to $100,000 of such interest to pay liquidation and dissolution expenses, such that no such amount shall be withdrawn from the Trust Account for that purpose, notwithstanding anything to the contrary in Exhibit B), only as directed in the Termination Letter and the other documents referred to therein, or (y) upon the date which is the later of (1) 33 months after the closing of the Offering and (2) such date as may be approved by the Company’s shareholders in accordance with the Company’s amended and restated memorandum and articles of association if a Termination Letter has not been received by the Trustee prior to such date, in which case the Trust Account shall be liquidated in accordance with the procedures set forth in the Termination Letter attached as Exhibit B and the Property in the Trust Account, including interest earned on the funds held in the Trust Account (which interest shall be net of taxes paid or payable, the Company having forfeited its right to withdraw up to $100,000 of such interest to pay liquidation and dissolution expenses, such that no such amount shall be withdrawn from the Trust Account for that purpose), shall be distributed to the Public Shareholders of record as of such date. It is acknowledged and agreed there should be no reduction in the principal amount per share initially deposited in the Trust Account;

2.	The Existing Trust Agreement is hereby amended by adding Exhibit E, in the form as follows:

EXHIBIT E

[Letterhead of Company]

[Insert date]

Continental Stock Transfer & Trust Company
1 State Street, 30th Floor

New York, NY 10004
Attn: [●]

Re:	Trust Account No. [ ] Extension Letter

Dear [●]:

Pursuant to the Investment Management Trust Agreement between RF Acquisition Corp II (“Company”) and Continental Stock Transfer & Trust Company, dated as of May 16, 2024 (as amended, “Trust Agreement”), this is to advise you that the Company is extending the time available to consummate a Business Combination for an additional one (1) month, from ________ to ________ (the “Extension”).

This Extension Letter shall serve as the notice required with respect to Extension prior to the Applicable Deadline. Capitalized words used herein and not otherwise defined shall have the meanings ascribed to them in the Trust Agreement.

In accordance with the terms of the Trust Agreement, we hereby authorize you to deposit $75,000 per one-month extension two (2) days prior to such Extension which will be wired to you, into the Trust Account investments upon receipt.

This is the [first/second/third/fourth/fifth/sixth] of up to six Extension Letters.

Very truly yours,

RF Acquisition Corp II

By:
Name:
Title:

cc:	EarlyBirdCapital, Inc.

3.	All other provisions of the Existing Trust Agreement shall remain unaffected by the terms hereof.

4.	This Amendment may be signed in any number of counterparts, each of which shall be an original and all of which shall be deemed to be one and the same instrument, with the same effect as if the signatures thereto and hereto were upon the same instrument. A facsimile signature or electronic signature shall be deemed to be an original signature for purposes of this Amendment.

5.	This Amendment is intended to be in full compliance with the requirements for an Amendment to the Trust Agreement as required by Section 6(c) of the Trust Agreement, and every defect in fulfilling such requirements for an effective amendment to the Trust Agreement is hereby ratified, intentionally waived and relinquished by all parties hereto.

6.	This Amendment shall be governed by and construed and enforced in accordance with the laws of the State of New York, without giving effect to conflicts of law principles that would result in the application of the substantive laws of another jurisdiction.

[signature page follows]

IN WITNESS WHEREOF, the parties have duly executed this Amendment to the Investment Management Trust Agreement as of the date first written above.

CONTINENTAL STOCK TRANSFER & TRUST COMPANY, as Trustee

By:
Name:
Title:

RF ACQUISITION CORP II

By:
Name:
Title:

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